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Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements File Nos. 33-64878, 33-89820, 33-99946, 333-03928,
333-66849, 333-28361, 333-48961 and 333-66849 on Form S8 and 333-00358,
333-49667, 333-19301, 333-43611, 333-36703, 333-32571, 333-28647, 333-27763,
333-26381, 333-49667, 333-58929, 333-65891, 333-69825, 333-72609, 333-75143,
333-85937, 333-91893 and 333-94319 on Form S-3.


ARTHUR ANDERSEN LLP

Chicago, Illinois
March 30, 2000